EXHIBIT 10.13

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (the “Agreement”) is entered into as of August 29, 2023, by and between Elate Group, Inc., a Delaware corporation (the “Company”), and Julia Britt (the “Stockholder”).

RECITALS

WHEREAS, the Stockholder owned units of Elate Moving, LLC (the “LLC Units”), now a wholly-owned subsidiary of the Company;

WHEREAS, pursuant to a contribution and exchange agreement Stockholder transferred the LLC Units free and clear of liens and encumbrances, but otherwise made no other representations, warranties or indemnities, to the Company in exchange for 500,000 shares of common stock of the Company (the “Old Common Stock”);

WHEREAS, the Company amended its certificate of incorporation, which increased the authorized number of shares of the Company, and reclassified the Stockholder’s Old Common Stock into 2,500,000 shares of Class A common stock and 1,000,000 shares of Class B common stock;

WHEREAS, the Company filed a certificate of amendment to its certificate of incorporation on January 7, 20222, to effect a 1.5-to-2 reverse stock split, in which following the reverse split the Stockholder held 1,875,000 shares of Class A common stock of the Company and 750,000 shares of Class B common stock of the Company (the “Class B Shares”); and

WHEREAS, the Stockholder desires to sell, and the Company desires to repurchase, Seven Hundred and Fifty Thousand Class B Shares on the terms and subject to the conditions set forth in this Agreement (the “Repurchase”).

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, the parties agree as follows:

AGREEMENT

SECTION 1.REPURCHASE OF SHARES.

1.1.Repurchase. At the Closing (as defined below), the Company hereby agrees to repurchase from the Stockholder, and the Stockholder hereby agrees to sell, assign and transfer to the Company, all of the Stockholder’s right, title and interest in and to the Class B Shares at the per share price of $0.0001, for an aggregate repurchase price of Seventy-Five Dollars ($75.00) (the “Repurchase Amount”). Upon the execution of this Agreement, the Stockholder shall execute an Assignment Separate from Certificate, in the form attached hereto as Exhibit A (the “Stock Assignment”), and at the Closing shall deliver the Stock Assignment to the Company. Upon consummation of this Agreement, the Company shall record the transfer of the Class B Shares and cancel, or cause the Company’s transfer agent to cancel, such Class B Shares on the books and records of the Corporation, and shall issue a new share ledger to the Stockholder representing the balance of the Stockholder’s shares in the Company. The Repurchase Amount shall be paid by cash, check or wire transfer of immediately available funds to an account or accounts to be designated by the Stockholder.

1.2.Closing. The closing of the Repurchase (the “Closing”) shall take place at the offices of the Company, 305 Broadway, Floor 7, New York, NY 10007 on the date hereof, or at such other time and place as the parties hereto shall mutually agree.

1.3.Termination of Rights as the Stockholder. Upon payment of the Repurchase Amount, the Class B Shares shall cease to be outstanding for any and all purposes, and the Stockholder shall no longer have any rights as a holder of the Class B Shares, including any rights that the Stockholder may have had under the Company’s Certificate of Incorporation or otherwise.

1.4.Withholding Rights. The Company shall be entitled to deduct and withhold from the Repurchase Amount such amounts as it may be required to deduct and withhold with respect to the making of such payment under the U.S. Internal Revenue Code of 1986, as amended, or any provision of foreign, state or local tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Stockholder.

SECTION 2.REPRESENTATIONS AND WARRANTIES.

In connection with the transactions provided for hereby, the Stockholder represents and warrants to the Company as follows:

2.1.Ownership of Shares. The Stockholder has good and marketable right, title and interest (legal and beneficial) in and to all of the Class B Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind. Upon paying for the Class B Shares in accordance with this Agreement, the Company will acquire good and marketable title to the Class B Shares, free and clear of all liens, pledges, security interests, charges, claims, equity or encumbrances of any kind.

2.2.Authorization. The Stockholder has all necessary power and authority to execute, deliver and perform the Stockholder’s obligations under this Agreement and all agreements, instruments and documents contemplated hereby and to sell and deliver the Class B Shares being sold hereunder, and this Agreement constitutes a valid and binding obligation of the Stockholder.

2.3.No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach by the Stockholder of, or constitute a default by the Stockholder under, any agreement, instrument, decree, judgment or order to which the Stockholder is a party or by which the Stockholder may be bound.

2.4.Experience and Evaluation. By reason of the Stockholder’s business or financial experience or the business or financial experience of the Stockholder’s professional advisers who are unaffiliated with the Company and who are not compensated by the Company, the Stockholder has the capacity to protect the Stockholder’s own interests in connection with the sale of the Class B Shares to the Company. The Stockholder is capable of evaluating the potential risks and benefits of the sale hereunder of the Class B Shares.

2.5.Access to Information. The Stockholder, as Principle Accounting Officer of the Company, has received all of the information that the Stockholder considers necessary or appropriate for deciding whether to sell the Class B Shares hereunder and perform the other transactions contemplated hereby. The Stockholder further represents that the Stockholder has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company and to seek from the Company such additional information as the Stockholder has deemed necessary to verify the accuracy of any such information furnished or otherwise made available to the Stockholder by or on behalf of the Company.

2.6.No Future Participation. The Stockholder acknowledges that the Stockholder will have no future participation in any Company gains, losses, profits or distributions with respect to the Class B Shares. If the Class B Shares increase in value by any means, or if the Company’s equity becomes freely tradable and increases in value, the Stockholder acknowledges that the Stockholder is voluntarily forfeiting any opportunity to share in any resulting increase in value from the Class B Shares.

2.7.Tax Matters. The Stockholder has had an opportunity to review with the Stockholder’s tax advisers the federal, state, local and foreign tax consequences of the Repurchase and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisers and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s tax liability and any related interest and penalties that may arise as a result of the transactions contemplated by this Agreement.

SECTION 3.SUCCESSORS AND ASSIGNS.

Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Class B Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

SECTION 4.GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except the choice-of-law provisions thereof.

SECTION 5.ENTIRE AGREEMENT.

This Agreement contains the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, except as expressly referred to herein.

SECTION 6.AMENDMENTS AND WAIVERS.

Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Stockholder and the Company.

SECTION 7.FURTHER ACTION.

Each party hereto agrees to execute any additional documents and to take any further action as may be necessary or desirable in order to implement the transactions contemplated by this Agreement.

SECTION 8.SURVIVAL.

The representations and warranties herein shall survive the Closing.

SECTION 9.SEVERABILITY.

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 10.NOTICES.

All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile, if sent during normal business hours of the recipient or, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

SECTION 11.COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Stock Repurchase Agreement as of the day and year first above written.

COMPANY:
ELATE GROUP, INC.

By:	/s/ Garry Lowenthal
Name: Garry Lowenthal
Title: Chief Financial Officer

STOCKHOLDER:

/s/ Julia Britt
Julia Britt
Julia Britt